CERTIFICATE RE: RESOLUTION OF THE BOARD OF DIRECTORS
                                       OF
                     ABN AMRO NORTH AMERICA HOLDING COMPANY

         I, Carol L. Tenyak, Assistant Secretary of ABN AMRO North America Holding Company (the "Corporation" or "AANA Holding"), do hereby certify that the Board of Directors of the Corporation, by unanimous consent of directors in lieu of meeting dated as of August 30, 2000, adopted the following resolution, which remains in full force and effect at this date:

         RESOLVED, that any one of the chairman of the board of directors, or any vice chairman of the board of directors, or the president or any co-president, or any executive vice president, or any senior vice president, or any vice president, or any managing director, or the chief executive officer or any co-chief executive officer, or the chief financial officer, or the chief operating officer, or the chief legal officer, or the treasurer or any such other officers as are designated by the board of directors, is authorized in his or her discretion, to do or perform any or all corporate and official acts in carrying on the business of the Corporation, and he or she is hereby empowered in his or her discretion to appoint all necessary agents and attorneys; also, to make, execute and acknowledge all deeds, conveyances, mortgages, releases, leases, agreements, contracts, bills of sale, assignments, powers of attorney, or of substitution, proxies, certificates, declarations, receipts, discharges, satisfactions, settlements, petitions, schedules, accounts, affidavits, indemnity bonds and other instruments in writing in connection with the purchase, sale, mortgage, exchange, lease, assignment, transfer, management or handling in any way of any property, real or personal, of any description, held or controlled by the Corporation, and the secretary or any assistant secretary is authorized to attest and affix the corporate seal to any and all instruments in writing, requiring such attestation, or which are executed under seal. The enumeration of particular powers in this resolution shall not restrict or be taken to restrict in any way, the general powers and authorities otherwise given to said officers or any of them.

         I further certify that the following person holds the title in the Corporation indicated below and is therefore authorized to act for and on behalf of the Corporation pursuant to the foregoing resolution, and that the specimen signature of such officer appears below:


 /s/ Kirk P. Flores
---------------------------------
Name:  Kirk P. Flores
Title:  Vice President and Assistant Secretary


Witness my hand this 8th day of August, 2002.


/s/ Carol L. Tenyak
---------------------------------
Name:    Carol L. Tenyak
Title:   Assistant Secretary